UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 582-5933

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 11, 2015, the Board of Directors of Global Future City Holding Inc., a Nevada corporation (the “Company”), approved the Company’s Amended and Restated Code of Conduct and Ethics. A copy of the Amended and Restated Code of Conduct and Ethics is filed hereto as Exhibit 14.1.

Item 8.01     Other Events.

On November 11, 2015, the Board of Directors approved the Company’s Audit Committee Charter, Compensation Committee Charter, Nominations and Governance Committee Charter, Insider Trading Policy and Principles of Corporate Governance. Copies of these documents are filed hereto as Exhibits 99.1-99.5.

Copies of these documents may also be found on the Company’s website at http://www.gf.city/investor-relations/corporate-governance.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

14.1	Amended and Restated Code of Conduct and Ethics, dated November 11, 2015.

99.1	Audit Committee Charter, dated November 11, 2015.

99.2	Nominations and Governance Committee Charter, dated November 11, 2015.

99.3	Compensation Committee Charter, dated November 11, 2015.

99.4	Insider Trading Policy, dated November 11, 2015.

99.5	Principles of Corporate Governance, dated November 11, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FUTURE CITY HOLDING INC.

Dated: November 17, 2015	By:	/s/ Michael Dunn
Michael Dunn
Chief Financial Officer

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